Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated April 15, 2026, which includes an explanatory paragraph relating to the Nauticus Robotics, Inc. and subsidiaries (the “Company”) ability to continue as a going concern, relating to the consolidated financial statements of the Company. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC
Whippany, New Jersey
May 12, 2026